Exhibit 99.1

NovaBay Pharmaceuticals Announces CFO Transition

30-year finance veteran Jack McGovern joins NovaBay in mid July, current CFO Tom Paulson to retire at year end

EMERYVILLE, Calif. (July 10, 2017) – NovaBay® Pharmaceuticals, Inc. (NYSE MKT: NBY), a specialty pharmaceutical company focusing on commercializing prescription Avenova® for lid and lash hygiene in the domestic eye care market, announces that Jack McGovern will join the company as Chief Financial Officer as of July 17, 2017. Current CFO Thomas (Tom) Paulson, a 40-year healthcare finance veteran, will continue with NovaBay through his retirement at the end of the year and will lead NovaBay’s annual strategic planning process, oversee investor relations activities and ensure a smooth transition to Mr. McGovern.

Mr. McGovern has more than 30 years of experience in finance and operations, primarily in the San Francisco Bay Area. Since 2013 he was Chief Operating Officer and CFO of Attainia, Inc., a SaaS-based provider of planning solutions for the healthcare industry recently sold to a private equity firm. Previously, for eight years he was Managing Partner at Northshore Management Partners, a consultancy with an emphasis on accounting systems and reporting, financial capitalization and structuring, and operational enhancements. Earlier he was COO/CFO at Integrated Biosystems, a venture-stage company in France; Executive Vice President at Strategic Capital, Inc., a boutique investment bank with a focus on M&A; and COO/CFO of Oliver-Allen Corp., a computer leasing company. He began his career as an auditor at KPMG.

“Jack brings to NovaBay valuable experience in raising capital, managing growth to sustained profitability and project management, as well as considerable financial acumen. He has worked at emerging companies and has consulted to numerous firms facing similar opportunities as those we have at NovaBay. He is adept with accounting systems, SEC reporting, budgeting, forecasting and operational enhancements. We are delighted to welcome Jack to NovaBay and look forward to his role in supporting our projected growth,” said Mark M. Sieczkarek, NovaBay’s President and CEO.

“On behalf of my colleagues and the NovaBay Board of Directors, I’d like to thank Tom for nearly a decade of service and dedication to our company and to our stockholders. He played an important role in transitioning NovaBay from an R&D and clinical focused organization to a commercial entity posting consistent year-over-year record sales of Avenova. He also has been critical to various successful fundraisings while increasing awareness of NovaBay among investment professionals,” added Mr. Sieczkarek. “We are grateful Tom has agreed to stay with NovaBay through the end of the year to, in part, oversee the important strategic planning process. We wish him well in his pending retirement.”

Mr. McGovern received a BS in accounting from Chico State University and is a licensed CPA in the State of California.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management's current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding any potential benefit or deleterious effect due to the transition in management, inclusive of any possible effect that would have generally on the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to difficulties or delays in manufacturing, distributing, and selling the Company's products, unexpected adverse side effects or inadequate therapeutic efficacy of our product, the uncertainty of patent protection for the Company's intellectual property, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay's latest Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, especially under the heading "Risk Factors." The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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NovaBay Contacts

For NovaBay Avenova purchasing information, please:

Call us toll free: 1-800-890-0329 or email sales@avenova.com

www.Avenova.com

From the Company

Thomas J. Paulson

Chief Financial Officer

510-899-8809

Contact Tom

Investor Contact:

LHA

Jody Cain

310-691-7100

Jcain@lhai.com

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